UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2016

GREAT AJAX CORP.

(Exact name of registrant as specified in charter)

Maryland	001 36844	47 1271842
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9400 SW Beaverton—Hillsdale Hwy

Suite 131

Beaverton, OR 97005

(Address of principal executive offices)

Registrant’s telephone number, including area code:

503 505 5670

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

2016 Annual Meeting of Stockholders

On June 7, 2016, Great Ajax Corp. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). There were 10,578,529 shares of common stock of the Company represented in person or by proxy at the Annual Meeting, constituting approximately 69.05% of the outstanding shares of common stock on April 11, 2016, the record date for the Annual Meeting.

The matters voted upon at the Annual Meeting and the final results of such voting are set forth below:

Proposal 1: The re-election of the seven director nominees named in the Proxy Statement, each for a term expiring at the 2017 annual meeting of stockholders.

Name	For	Withheld
Lawrence Mendelsohn	6,876,200	49,306
Russell Schaub	6,855,401	70,105
Steven L. Begleiter	6,475,885	449,621
John C. Condas	6,460,479	465,027
Jonathan Bradford Handley, Jr.	6,886,067	39,439
Daniel Hoffman	6,460,479	465,027
J. Kirk Ogren, Jr.	6,088,259	837,247

In addition, there were 3,653,023 broker non-votes associated with the re-election of the directors. All director nominees were duly re-elected at the Annual Meeting. Each of the individuals named in the above table will serve as director until the 2017 annual meeting of stockholders and until his successor is duly elected and qualified.

Proposal 2: The adoption of the 2016 Equity Incentive Plan.

For	Against	Abstain	Broker Non-Votes
5,185,523	1,735,837	4,146	3,653,023

At the Annual Meeting, stockholders adopted the 2016 Equity Incentive Plan.

Proposal 3: The ratification of the appointment of Moss Adams LLP to serve as our registered independent public accounting firm for the year ending December 31, 2016.

For	Against	Abstain	Broker Non-Votes
10,491,787	85,942	800	0

At the Annual Meeting, stockholders ratified the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description

10.1	The Company’s 2016 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREAT AJAX CORP.

By:	/s/ Lawrence Mendelsohn
Name:	Lawrence Mendelsohn
Title:	Chief Executive Officer

Dated: June 7, 2016